UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 28, 2011

ACCESS TO MONEY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19657	93-0809419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Kings Highway N, Suite G100
Cherry Hill, New Jersey 08034
(Address of Principal Executive Offices) (Zip Code)

(856) 414-9100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 28, 2011, Access to Money, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote upon three proposals submitted by the Company’s board of directors.  As of the record date for the Special Meeting, 33,294,348 shares of common stock were issued and outstanding, each entitled to one vote per share.  The Special Meeting was called for the following purposes:

1.           To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of August 15, 2011, by and among the Company, Cardtronics USA, Inc., a Delaware corporation (“Buyer”), CATM Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), LC Capital Master Fund, Ltd., a Cayman Islands exempted company and principal stockholder of the Company (“LC Capital”), and Cardtronics, Inc., a Delaware corporation and parent company of Buyer (“Cardtronics”), as guarantor, pursuant to which Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Buyer (the “Merger”).  The final voting results on this proposal are as follows:

Votes For	Votes Against	Votes Abstained

22,600,524	184,645	200,532

2.           To consider and vote, on a non-binding advisory basis, to approve the compensation that may be paid or become payable to the Company's named executive officers that is based on or otherwise relates to the Merger.  The final voting results for this proposal are as follows:

Votes For	Votes Against	Votes Abstained

22,412,262	523,427	50,012

3.           To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.  The final voting results for this proposal are as follows:

Votes For	Votes Against	Votes Abstained

22,582,526	368,163	35,012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS TO MONEY, INC.

	By:	/s/ Michael J. Dolan
	Name:	Michael J. Dolan
Date: November 1, 2011	Title:	Chief Financial Officer